EXHIBIT 23.2
Independent Auditors' Consent

     We consent to the incorporation by reference in this Registration Statement of North Valley Bancorp on Form S-8 of our report dated January 27, 1999, appearing in the Annual Report on Form 10-K of North Valley Bancorp and subsidiaries for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP

Sacramento, California
May 26, 1999